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                                                                    EXHIBIT 1(B)

                                                                           DRAFT

                             REGISTRATION AGREEMENT
                             ----------------------

                                                        _________, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
North Tower
New York, New York  10281-1201

MERRILL LYNCH & CO., INC.
World Financial Center
North Tower
New York, New York  10281-1334

Dear Sirs:

     MGIC Investment Corporation, a Wisconsin corporation (the "Company"), confirms its agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") and Merrill Lynch & Co., Inc. ("ML&Co.") in connection with the proposed issue and sale by ML&Co. to the Underwriter, pursuant to an underwriting agreement, dated the date hereof ("Underwriting Agreement"), among ML&Co., The Northwestern Mutual Life Insurance Company ("NML") and the Underwriter, of an aggregate of __________ of ML&Co.'s Structured Yield Product Exchangeable for Stock/SM/, ____% STRYPES/SM/ Due _________, 1998 (each, a "STRYPES"), payable at maturity by the delivery of common stock, par value $1.00 per share (the "MGIC Common Stock"), of the Company, and, at the option of the Underwriter, all or any part of ________ additional STRYPES to cover over-allotments. The aforesaid ____________ STRYPES to be purchased by the Underwriter and all or any part of the ________ additional STRYPES subject to the over-allotment option described in Section 2(b) of the Underwriting Agreement (the "Option Securities") are hereinafter collectively referred to as the "Securities". Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) and related preliminary prospectus for the registration of the MGIC Common Stock deliverable upon payment and discharge of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, incorporated by reference therein), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "MGIC Registration Statement" and the "MGIC Prospectus", respectively, except that if any revised prospectus shall be prepared by the Company for use by the Underwriter which differs from the MGIC Prospectus on file at the Commission at the time the MGIC Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), the term "MGIC Prospectus" shall refer to such revised prospectus from and after the time it

_______________________

/SM/ Service Mark of Merrill Lynch & Co., Inc.
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is first provided to the Underwriter for use and if the Company files any documents pursuant to Section 13 or 14 of the 1934 Act after the MGIC Registration Statement becomes effective and prior to the termination of the offering of the Securities by the Underwriter, which documents are deemed to be incorporated by reference into the MGIC Prospectus, the term "MGIC Prospectus" shall refer to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

     The Company understands that, prior to the purchase and public offering of the Securities by the Underwriter, ML&Co. and the Underwriter shall enter into a pricing agreement (the "Pricing Agreement") as provided by the Underwriting Agreement. The Company further understands that the Underwriter proposes to make a public offering of the Securities as soon as it deems advisable after the MGIC Registration Statement and the registration statement on Form S-3 (No. 33-____) of ML&Co. covering the STRYPES (as amended, if applicable, the "ML&Co. Registration Statement") become effective and the Pricing Agreement has been executed and delivered.

     The Company acknowledges that the execution and delivery of this Agreement is a condition to the execution and delivery of the Underwriting Agreement by the Underwriter and that, in consideration of the execution and delivery of the Underwriting Agreement by the Underwriter, the Company is willing to make the representations, warranties and covenants herein contained.

     Section 1. Representations and Warranties. (a) The Company represents and warrants to each of the Underwriter and ML&Co. as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

          (i) At the time the MGIC Registration Statement and any post-effective amendments thereto become effective and at the Representation Date, the MGIC Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The MGIC Prospectus, at the Representation Date (unless the term "MGIC Prospectus" refers to a prospectus that has been prepared by MGIC for use by the Underwriter that differs from the MGIC Prospectus on file at the Commission at the time the MGIC Registration Statement first becomes effective, in which case at the time such prospectus is first provided to the Underwriter for use) and at Closing Time and each Date of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (x) statements in or omissions from the MGIC Registration Statement or MGIC Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the MGIC Registration Statement or MGIC Prospectus, (y) information furnished in writing to the Company by ML&Co. expressly for use in the MGIC Registration Statement or MGIC Prospectus and (z) information furnished in writing to the Company by NML expressly for use in the MGIC Registration Statement or MGIC Prospectus.

          (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act.

          (iii) The accountants who certified the financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the MGIC Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the MGIC Registration Statement and MGIC Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included or incorporated by reference in the MGIC Registration Statement present fairly the information required to be stated therein.

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          (v)  The documents incorporated by reference in the MGIC Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the MGIC Prospectus, at the time the MGIC Registration Statement and any post-effective amendments thereto become effective, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents deemed to be incorporated by reference in the MGIC Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (x) statements in or omissions from the MGIC Registration Statement or MGIC Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the MGIC Registration Statement or MGIC Prospectus, (y) information furnished in writing to the Company by ML&Co. expressly for use in the MGIC Registration Statement or MGIC Prospectus and (z) information furnished in writing to the Company by NML expressly for use in the MGIC Registration Statement or MGIC Prospectus.

          (vi) Since the respective dates as of which information is given in the MGIC Registration Statement and the MGIC Prospectus, except as otherwise stated therein or contemplated thereby, (x) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (y) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (z) except for regular quarterly dividends on the outstanding MGIC Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Wisconsin with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the MGIC Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which failure of the Company to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as one enterprise.

          (viii) Each subsidiary of the Company listed in Exhibit No. 21 to the Form 10-K annual report of the Company filed with the Commission under
     Section 13 of the 1934 Act for the fiscal year ended December 31, 1994 which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations (a "MGIC Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the MGIC Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which failure of such MGIC Significant Subsidiary to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding shares of capital stock of each MGIC Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent provided in Section
     180.0622 of the Wisconsin Business Corporation Law); and all of the shares of capital stock of each MGIC Significant Subsidiary (except for directors' qualifying shares and except as set forth in the MGIC Prospectus) are owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

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          (ix)  The Company has an authorized equity capitalization as set forth in the MGIC Prospectus under the caption "Description of Capital Stock," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable
     (except to the extent provided in Section 180.0622 of the Wisconsin
     Business Corporation Law) and conform to the description of the MGIC Common Stock contained in the MGIC Prospectus; and all of the MGIC Common Stock currently outstanding is duly listed on the New York Stock Exchange.

          (x) Neither the Company nor any of the MGIC Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the MGIC Significant Subsidiaries is subject; and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the MGIC Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the MGIC Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of the MGIC Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency (including all state insurance officials and bodies) is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws.

          (xi) The Company and the MGIC Significant Subsidiaries possess adequate certificates, authorities, permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including all state insurance officials and bodies) necessary to conduct the business now operated by them, and neither the Company nor any of the MGIC Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

          (xii) Except as set forth in the MGIC Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the issue and sale of the Securities, the delivery of shares of MGIC Common Stock upon payment and discharge of the Securities or the consummation by the Company of the transactions contemplated by this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the MGIC Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

          (xiv) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material with respect to the Company and its subsidiaries considered as one enterprise, in each case free and clear of all liens, encumbrances and defects except such as are described in the MGIC Prospectus or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use

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     made and proposed to be made of such property and buildings by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter or ML&Co. or counsel for ML&Co. in connection with the offering of Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Underwriter and ML&Co.

     Section 2. Covenants. The Company covenants with each of the Underwriter and ML&Co. as follows:

     (a) The Company will notify the Underwriter and ML&Co. immediately, and confirm the notice in writing, (i) of the effectiveness of the MGIC Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request from the Commission for any amendment to the MGIC Registration Statement or any amendment or supplement to the MGIC Prospectus or for additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the MGIC Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the shares of MGIC Common Stock deliverable upon payment and discharge of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will give the Underwriter and ML&Co. notice of its intention to file or prepare any amendment to the MGIC Registration Statement (including any post-effective amendment) or any amendment or supplement to the MGIC Prospectus (including any revised prospectus that the Company proposes for use by the Underwriter which differs from the prospectus on file at the Commission at the time the MGIC Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish ML&Co. and the Underwriter with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of such proposed filing or use, and will not file any such amendment or supplement or use any such prospectus in a form to which the Underwriter or counsel for the Underwriter or ML&Co. or counsel for ML&Co. shall reasonably object.

     (c) The Company will deliver to the Underwriter and ML&Co. one signed and as many conformed copies of the MGIC Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the MGIC Prospectus) as the Underwriter and ML&Co. may reasonably request.

     (d) The Company will furnish to the Underwriter, from time to time during the period when the MGIC Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the MGIC Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) The Company, during the period when a prospectus relating to shares of MGIC Common Stock deliverable upon payment and discharge of the Securities is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the MGIC Registration Statement becomes effective.

     (f) If any event shall occur or condition exist as a result of which it is necessary, in the view of counsel for the Underwriter or counsel for ML&Co. or counsel for the Company, to amend or supplement the MGIC Prospectus in order that the MGIC Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of any such counsel, at any such time to amend or supplement the MGIC Registration Statement or the MGIC Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the

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Commission such amendment or supplement (in form and substance satisfactory to counsel for the Underwriter and counsel for ML&Co.), whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the MGIC Registration Statement or MGIC Prospectus comply with such requirements and the Company will furnish to the Underwriter as many copies of such amendment or supplement as the Underwriter may reasonably request.

     (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering the twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the MGIC Registration Statement.

     (h) The Company will endeavor, in cooperation with the Underwriter, to qualify the shares of MGIC Common Stock deliverable upon payment and discharge of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that no such qualification shall be required in any jurisdiction in which, as a result thereof, the Company would be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which shares of MGIC Common Stock deliverable upon payment and discharge of the Securities have been qualified as above provided.

     (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the MGIC Prospectus, the Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of MGIC Common Stock, securities convertible into, exchangeable for or repayable with MGIC Common Stock, or rights or warrants to acquire MGIC Common Stock; provided, however, that the foregoing shall not apply to MGIC Common Stock offered to the Company's employees under its existing employee benefit plans nor shall it apply to rights to acquire MGIC Common Stock under a shareholder rights plan.

     (j) The Company shall use its best efforts to cause each executive officer of the Company to furnish to the Underwriter, on or prior to the date hereof, his written agreement, in form and substance satisfactory to the Underwriter, that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the MGIC Prospectus, he will not, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of MGIC Common Stock, securities convertible into, exchangeable for or repayable with MGIC Common Stock, or rights or warrants to acquire MGIC Common Stock.

     (k) At the Closing Time or Date of Delivery, as the case may be, the Company shall furnish or cause to be furnished to counsel for the Underwriter and counsel for ML&Co. such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties herein contained.

     Section 3. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the MGIC Registration Statement as originally filed and all amendments thereto, (ii) the fees and disbursements of the Company's counsel and accountants, (iii) the printing and delivery to the Underwriter in quantities as hereinabove stated of copies of the MGIC Registration Statement and any amendments thereto, and of the MGIC Prospectus and any amendments or supplements thereto, (iv) the qualification of the shares of MGIC Common Stock deliverable upon payment and discharge of the Securities under state securities laws in accordance with the provisions of Section 2(h), including filing fees and the fees and disbursements of ML&Co.'s counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and (v) the fees and expenses, if any, incurred with respect to the filing with the National Association of Securities Dealers, Inc.

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     Section 4. Indemnification.  (a) The Company agrees to indemnify and hold harmless (1) the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and (2) ML&Co. and each person, if any, who controls ML&Co. within the meaning of Section 15 of the 1933 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the MGIC Registration Statement (or any amendment thereto), including the information deemed to be a part of the MGIC Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the MGIC Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter or ML&Co., as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (x) written information furnished to the Company by the Underwriter expressly for use in the MGIC Registration Statement (or any amendment thereto) or any preliminary prospectus or the MGIC Prospectus (or any amendment or supplement thereto) or (y) written information furnished to the Company by ML&Co. expressly for use in the MGIC Registration Statement (or any amendment thereto) or any preliminary prospectus or the MGIC Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus of the Company but eliminated in the MGIC Prospectus (or any amendment or supplement thereto), such indemnity shall not inure to the benefit of the Underwriter if a copy of such MGIC Prospectus (or such amendment or supplement thereto), excluding documents incorporated therein by reference, was not delivered to the person asserting the claim and the delivery thereof would have constituted a complete defense to the claim of such person.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the MGIC Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the MGIC Registration Statement (or any amendment thereto) or any preliminary prospectus or the MGIC Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the MGIC Registration Statement (or any amendment thereto) or any preliminary prospectus or the MGIC Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the

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defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 5. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in
Section 4 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with their terms, the Company on the one hand and the Underwriter and ML&Co. on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreements incurred by the Company, the Underwriter and ML&Co., as incurred, in such proportions as will reflect the relative benefits from the offering of the Securities received by the Company on the one hand and by the Underwriter and ML&Co. on the other hand. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company on the one hand and the Underwriter and ML&Co. on the other hand shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter and ML&Co. on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter and ML&Co. on the other hand shall be deemed to be such that the Underwriter and ML&Co. shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in the prospectus of ML&Co. constituting part of the ML&Co. Registration Statement, as from time to time amended or supplemented, bears to the initial public offering price appearing therein and the Company shall be responsible for the balance. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or NML on the one hand or the Underwriter or ML&Co. on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriter and ML&Co. agree that it would not be just and equitable if contributions pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.

     Notwithstanding the provisions of this Section 5, the Underwriter and ML&Co. shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter and ML&Co. have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The obligations of the Company, the Underwriter and ML&Co. under this
Section 5 shall be in addition to any liability which the Company, the Underwriter or ML&Co., as the case may be, may have otherwise than on account of this Section 5. For purposes of this Section 5, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter; each person, if any, who controls ML&Co. within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as ML&Co.; and each director of the Company, each officer of the Company who signed the MGIC Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     Section 6. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant to the Underwriting Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of ML&Co. or any controlling person thereof or by or on behalf of the Company and shall survive delivery of any Securities to the Underwriter pursuant to the Underwriting Agreement.

     Section 7. Termination. In the event that the Underwriter terminates the Underwriting Agreement as provided in Section 9 thereof, this Agreement shall simultaneously terminate, except that the provisions of Section

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

3, the indemnity agreements set forth in Section 4, the contribution provisions set forth in Section 5, and the provisions of Sections 6, 9 and 10 shall remain in effect.

     Section 8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at World Financial Center, North Tower, New York, New York 10281-1201, attention of Douglas W. Squires, Managing Director; notices to ML&Co. shall be directed to it at 100 Church St., 12th Floor, New York, New York 10007, attention of the Secretary with a copy to the Treasurer at World Financial Center, South Tower, New York, New York 10080-6107; notices to the Company shall be directed to it at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, attention of Chief Financial Officer.

     Section 9. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriter, ML&Co. and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us three counterparts hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriter, ML&Co. and the Company in accordance with its terms.

                            Very truly yours,

                            MGIC INVESTMENT CORPORATION


                            By _______________________
                              Name:
                              Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By _______________________
  Name:
  Title:


MERRILL LYNCH & CO., INC.



By _______________________
  Name:
  Title:

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